UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2018

FREEZE TAG, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18062 Irvine Blvd, Suite 103

Tustin, California 92780

(Address of principal executive offices) (zip code)

(714) 210-3850

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2018, we received the signed paperwork back from the American Diabetes Association regarding Freeze Tag’s sponsorship (the ”Sponsorship”). The Sponsorship includes a wide variety of programs, including nationwide Tour de Cure® cycling events, the ADA’s National Get Fit Don’t Sit DayTM on Wednesday, May 2, 2018, and a variety of activity-based products across the Freeze Tag’s gaming platforms. The sponsorship will last through 2020 and will utilize all of Freeze Tag’s games, including Munzee, ZeeTours, Eventzee and more. We have agreed to provide American Diabetes Association with a minimum sponsorship of $150,000 between the date of the Sponsorship and March 14, 2020, with $50,000 payable by December 31, 2018, $75,000 payable by December 31, 2019 and $25,000 due by March 30, 2020. Any donations made by our customers during the term of the Sponsorship will count towards our minimum sponsorhip commitment. The description of the Sponsorship agreement set forth in this report is qualified in its entirety by reference to the full text of that document, which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Commission on April 6, 2018 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 5, 2018, we issued a press release announcing Freeze Tag Sponsorship of the American Diabetes Association. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Corporate Sponsorship Agreement with American Diabetes Association dated March 22, 2018

99.1	Press Release dated April 5, 2018 issued by Freeze Tag, Inc. announcing the Freeze Tag Sponsorship of the American Diabetes Association.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc., a Delaware corporation

Date: April 11, 2018	By:	/s/ Craig Holland
Craig Holland
Chief Executive Officer (Principal Executive Officer)

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